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                               EXHIBIT 10(G)

                      SHORELINE FINANCIAL CORPORATION

                   DIRECTORS' DEFERRED COMPENSATION PLAN


                                 SECTION 1

                           ESTABLISHMENT OF PLAN

     1.1  ESTABLISHMENT OF PLAN.  Shoreline Financial Corporation
("Shoreline") hereby establishes the Shoreline Financial Corporation Directors' Deferred Compensation Plan (the "Plan"), a deferred compensation plan for the nonemployee directors of Shoreline and its subsidiaries.

     1.2  EFFECTIVE DATE.  The Plan shall become effective July 1, 1996.

     1.3 PURPOSE. The purpose of the Plan is to provide Eligible Directors with the means of deferring compensation to be paid by Shoreline or its subsidiaries to a later date and to provide an incentive for the Eligible Directors to remain directors with Shoreline or its subsidiaries.

                                 SECTION 2

                                DEFINITIONS

     As used in this Plan, the following words and phrases shall have the meanings stated below:

     2.1 ACCOUNT. "Account" means the account reflected in the accounting records maintained for each Participant under Section 5 of this Plan.

     2.2 BENEFICIARY. "Beneficiary" means the individual, trust or other entity designated by the Participant pursuant to the Plan to receive any benefits payable under the Plan after a Participant's death. If a designation has not been properly completed and filed with Shoreline as required under Section 8.4 of the Plan or is ineffective for any other reason, the Beneficiary shall be the Participant's surviving spouse.

     2.3 BOARD. "Board" means the Board of Directors of Shoreline or any of its subsidiaries.

     2.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended.







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     2.5  DIRECTOR'S FEES.  "Director's Fees" shall mean all amounts payable to a Participant for services of a Director including, without limitation, any annual retainer fees, any amounts payable to a director for attendance at any meeting of the Board or of a committee of the Board, or any amount payable for service as a chairperson or vice-chairperson of the Board or of any committee.

     2.6 ELECTION AGREEMENT. "Election Agreement" shall mean each and every election as to the form of payment of deferred Director's Fees that is executed by an Eligible Director and delivered to Shoreline hereunder.

     2.7 ELIGIBLE DIRECTOR. "Eligible Director" shall mean any present or future Director of Shoreline or any of its subsidiaries who is not an employee of Shoreline or any of its subsidiaries.

     2.8 PARTICIPANT. "Participant" shall mean an Eligible Director who has executed and delivered an Election Agreement to Shoreline. An Eligible Director shall be eligible to become a Participant on the first day of the individual's term as a Director. A Participant's status as a Participant shall continue until the Participant ceases to be a director of Shoreline or any of its subsidiaries for any reason.

     2.9 PLAN YEAR. "Plan Year" shall be the twelve-month period beginning each January 1.


                                 SECTION 3

                        ELIGIBILITY TO PARTICIPATE

     3.1 DESIGNATION AS A PARTICIPANT. An Eligible Director shall be eligible to become a Participant on the first day of the individual's term as a member of the Board. An Eligible Director shall be eligible to participate only if (i) the Eligible Director is a resident of Michigan or any other state designated by Shoreline for this purpose and (ii) the corporation to which the Eligible Director serves as a director has adopted this Plan. Adoption of this Plan by a Shoreline subsidiary shall be effective as of the date approved and specified in resolutions by Shoreline and by the adopting subsidiary. Adoption of this Plan by a Shoreline subsidiary shall not create a separate plan.

     3.2 STATUS AS A PARTICIPANT. A Participant's Status as a Participant shall continue until the Participant (1) ceases to be an Eligible Director, or (2) is suspended or terminated from participation in the Plan. The Board may suspend or terminate participation in the Plan at any time with or without a meeting.




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                                 SECTION 4

                                ACCOUNTING

     Shoreline shall maintain separate accounting records for each Participant (each, an "Account"). Shoreline shall credit to each Participant's Account Deferred Amounts under Section 5 under this Plan and Earnings Credits as provided under Section 6 of this Plan. Shoreline will provide to the Participant a written accounting, at least annually, reflecting the balance of the Participant's Account.


                                 SECTION 5

                             DEFERRED AMOUNTS


     5.1 ELECTION TO DEFER. An Eligible Director may elect to defer payment of either all or fifty percent (50%) of the Director's Fees for a Plan Year. For each amount deferred (each, a "Deferred Amount"), Shoreline shall credit the Participant with a corresponding dollar amount in the Participant's Account.

     5.2  ELECTION EFFECTIVENESS.

          (a)  EXECUTION OF ELECTION AGREEMENT.   To make an effective
     election under this Plan to defer Director's Fees, a Participant must deliver to Shoreline a properly completed and executed Election Agreement prior to the beginning of the Plan Year. The Participant must deliver the Election Agreement to participate in the Plan for a particular Plan Year prior to the first day of applicable Plan Year except that the election for the first Plan Year may be made at any
     time prior to the first day of the Effective Date.   In no event shall
     an election to defer Director's Fees become effective sooner than the date of the Election Agreement.

          (b) NEW DIRECTORS. Notwithstanding Section 5.2(a), any Director who first becomes eligible to participate in the Plan during the middle of a Plan Year may elect to defer Director's Fees for that Plan Year on or before the date which is 30 days after the date of eligibility to participate and such election shall apply only to Director's Fees earned following the date of the election. If such Director does not make an election during this 30 day period, the Director may not make an election effective earlier than the beginning of the next Plan Year.





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          (c)  EFFECTIVENESS.  As of the beginning of each Plan Year, an election to defer shall become irrevocable for that Plan Year. The election to defer shall continue in effect for each Plan Year following the date of election until the Participant, in writing, revokes the election, in whole or in part, provided that the revocation shall only apply to compensation payable on or after the date of revocation. Upon making an election to defer compensation, the Participant shall have no claim or right to any Deferred Amount except according to the rights and benefits conferred under the terms of the Plan.

     5.3 TIMING OF DEFERRALS. Shoreline shall credit Deferred Amounts to the Participant's Account on the first day of each calendar quarter following the date on which the Director's Fees would have been payable to the Participant if the Participant had not made the election to defer the Director's Fees.


                                 SECTION 6

          EARNINGS CREDITS FOR AMOUNTS IN PARTICIPANTS' ACCOUNTS

     6.1 EARNINGS CREDITS. Each quarter, Shoreline shall credit to each Participant's Account a credit based on all amounts in the Participant's Account (each amount credited shall be "Earnings Credits"). Each
Participant's Account shall be credited with Earnings Credits from the date it is credited with any Deferred Amounts to the date all amounts are distributed from a Participant's account.

     6.2 TIMING OF EARNINGS CREDITS. As of the last day of each calendar quarter, Shoreline shall credit to each Participant's Account an amount (an "Earnings Credit") based on the amount in the Participant's account on the first day of that quarter (the amount in the Participant's Account as of the first day of each quarter shall be deemed the "Balance Amount").

     6.3 AMOUNT. The Earnings Credit as of the last day of each quarter by Shoreline shall equal the amount that would have accrued on the Balance Amount if interest were paid on the Balance Amount at a rate equal to the yield on the U.S. Treasury Security next maturing on or after a date ten
(10) years from the last day of the quarter, as that yield is listed in THE WALL STREET JOURNAL on the last day of the quarter or, if the yield is not listed in THE WALL STREET JOURNAL on that date, the next preceding date on which such a yield is listed in THE WALL STREET JOURNAL.







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                                 SECTION 7

                                  VESTING

     A Participant's right to be paid an amount equal to the total amount credited to the Participant's Account as provided in this Plan shall not be subject to forfeiture for any reason.


                                 SECTION 8

                                 PAYMENTS

     8.1 EVENT OF DISTRIBUTION. If the Participant ceases to be a Director for any reason, all amounts credited to the Participant under the Plan shall be distributed at the time and in the manner specified below.

     8.2  FORM OF PAYMENT

          (a) DISTRIBUTION ELECTION. At the time of a Participant's initial election to defer Director's Fees under this Plan, each Participant shall elect on the Election Agreement or other form prescribed by Shoreline one of the following forms of payment:

               (i) LUMP SUM. A single lump sum payment to be paid within thirty (30) days of the date the Participant ceases to be a Director in an amount equal to the Balance Amount in the Participant's Account as of the first day of the quarter in which the Participant ceases to be a Director (a "Lump Sum Payment"),

               (ii) DEFERRED LUMP SUM. A single lump sum payment to be paid after a time interval selected by the Participant on the Election Agreement which shall be within six (6) years after the date the Participant ceases to be a Director in an amount equal to the Balance Amount as of the first day of the quarter in which payment is made.

               (iii) INSTALLMENT PAYMENT. Payment in five annual installments ("Installments") to be made on the first, second, third, fourth and fifth year anniversaries of the date the Participant ceases to be a Director. The amount paid to the Participant in each installment shall equal the Balance Amount of the Participant's Account for the quarter in which the payment is to be made divided by the number of installment payments remaining to be made.




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     (b)  AUTOMATIC LUMP SUM PAYMENTS.

               (i)  DE MINIMIS.  If the Balance Amount of the
          Participant's Account in the quarter in which the Participant ceases to be a Director does not exceed $10,000, the Participant shall be paid a Lump Sum Payment.

               (ii) FAILURE TO MAKE AN ELECTION. If the Participant fails to make an election of a form of payment Shoreline shall pay any amounts due under this Plan to the Participant in a Lump Sum Payment.

               (iii) PARTICIPANT BECOMES COMPETITOR.  If an
          Eligible Director ceases to be a director and becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with the Company or any of its subsidiaries Shoreline may, if directed by the Board in its sole discretion, immediately pay any remaining balance to the Participant in a lump sum.

     (c)  CHANGE IN FORM OF PAYMENT.

               (i) DISTRIBUTION CHANGE. Subject to Shoreline's right to decline to accept a Participant's election to change the form of payments as provided in Section 8.2(c)(ii), a Participant may elect to change the form of payment prior to each Plan Year, but such election shall not become effective if the Participant ceases to be a Director within thirteen months after the date of the election. Any election to change the form of payment subsequent to the initial election shall change the form of payment for all Deferred Amounts and Earnings Credits in the Participant's Account.

               (ii) ACCEPTANCE OF CHANGE. Shoreline may decline to accept a Participant's election to change the form of payment if such election could cause the Participant to be taxed on any payments made under this Plan prior to actual receipt by the Participant. If Shoreline declines to accept a Participant's election to change the form of payment, such refusal shall only affect the Deferred Amounts and Earnings Credits credited to the Participant's Account in the quarter in which the Participant elected to change the form of payment and any prior quarter. The change of election shall still be effective for any Deferred Amounts or Earning Credits credited to the Participant's account in quarters subsequent to the one in which the Participant made the change in election.



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     8.3  MANNER OF PAYMENT.  All amounts due to the Participant under the
Plan shall be paid in cash. Shoreline may make any payment by check mailed to an address designated by the Participant.

     8.4  DEATH.

          (a) DESIGNATION OF BENEFICIARY. The Participant may designate or change a Beneficiary to receive any amounts in the Participant's Account by filing a signed designation with Shoreline on the Election Agreement or on a form approved by Shoreline.

          (b) PAYMENT TO BENEFICIARY. If the Participant dies prior to payment of all amounts due to the Participant under this Plan, Shoreline shall pay all remaining amounts due under the Plan to the Participant's Beneficiary. Payments to a Beneficiary following a Participant's death shall be in the form elected by the Participant and shall be made or shall begin on the date specified in Section 8.2 above.

          (c) PAYMENT TO ESTATE. If there is no effective designation and the Participant does not have a surviving spouse, the remaining benefits, if any, shall be paid to the Participant's estate. If payment is to be made to the estate of a Participant, Shoreline shall pay the estate in a Lump Sum Payment as of the date that is no later than 90 days after the date of the Participant's death.

          (d) GENERATION-SKIPPING TRANSFER TAX. Notwithstanding any other provision in this Plan, Shoreline may withhold any benefits payable to a Beneficiary as a result of the death of a Participant or any other Beneficiary until Shoreline determines to its satisfaction in its sole discretion whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is payable by Shoreline and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, Shoreline shall reduce the benefits otherwise payable hereunder by an amount equal to the generation-skipping transfer tax and interest. Shoreline shall pay any benefits withheld as soon as Shoreline makes a final determination of the applicable generation-skipping transfer tax and interest. Shoreline shall not pay interest on any Deferred Amount to any Beneficiary for the period from the date of the Participant's death to the time when the amount that is payable to a Beneficiary can be fully determined pursuant to this Section 8.4.








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                                 SECTION 9

                            GENERAL PROVISIONS

     9.1 AMENDMENT; TERMINATION. Shoreline reserves the right to amend this Plan prospectively or retroactively, or to terminate this Plan, provided that an amendment or termination may not reduce or revoke the amounts to be paid to Participants under this Plan that have accrued as of the later of the date of adoption of the amendment or the effective date of the amendment or termination. Upon termination of this Plan, Shoreline shall administer the Accounts and pay any benefits in the Accounts of Participants according to the provisions of this Plan.

     9.2 PROHIBITION AGAINST ASSIGNMENT. No Participant nor any personal representative, conservator, heir, legatee, beneficiary, distributee or other person claiming through or representing a Participant or a Participant's estate shall have the right to assign, pledge, hypothecate or transfer the Plan or the rights of a Participant under this Plan. The rights of a Participant under this Plan shall not be subject to execution, attachment, levy, garnishment or other similar process. Any attempted assignment, pledge, hypothecation or other transfer or the attempted levy of any attachment or similar process on the rights of a Participant under this Plan shall be null and void and without effect, and Shoreline shall have no liability or obligation in connection therewith.

     9.3 UNSECURED OBLIGATION. A Participant shall be an unsecured general creditor of Shoreline as to the payment of any benefit under this Plan. The right of any Participant or Beneficiary to be paid the amount promised in this Plan shall be not greater than the right of any other general, unsecured creditor of Shoreline.

     9.4 NO TRUST OR FIDUCIARY RELATIONSHIP. Nothing contained in this Plan shall create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.

     9.5 DISPUTES. In the event that a dispute arises regarding the eligibility to participate in the plan or any other matter relating to plan participation, such dispute may be resolved by the Board. Any determination made by the Board with respect to such disputes shall be final and binding on all parties.

          In the event that a dispute arises regarding the amount of any benefit payment under this plan that is not related to Participant eligibility disputes, the Board of Directors of Shoreline may appoint a qualified independent certified public accountant, who may be Shoreline's regular accountant to determine the amount of payment, to resolve the dispute. Any determination made by the accountant be final and binding on all parties.


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     9.6  CONSTRUCTION.  The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in this Plan. If a capitalized term is not defined in this Plan, the term shall have the general, accepted meaning of the term.

     9.7 SEVERABILITY. If a court of proper jurisdiction determines that any provision of this Plan or any portion of a provision is void or unenforceable, only such provision or portion shall be rendered void or unenforceable. The remainder of this Plan will continue in full force and effect.

     9.8 BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of any successor to Shoreline, and any successor shall be deemed substituted for Shoreline under the terms of this Plan. "Successor" includes any person, firm, corporation or other business entity that at any time, whether by merger, purchase, liquidation or otherwise, acquires all or substantially all of the assets or business of Shoreline.

     9.9 GOVERNING LAW. This Plan shall be interpreted, construed, enforced and performed in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Michigan.

     9.10 UNFUNDED PLAN. This shall be an unfunded Plan within the meaning of ERISA. Benefits provided herein constitute only an unsecured contractual promise to pay in accordance with the terms of this Plan by Shoreline.






















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